UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2015

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street
New York, NY  10019
(Address of Principal Executive Offices/Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

Macquarie Infrastructure Corporation (the “Company”) has announced that Liam Stewart has been seconded by its manager, Macquarie Infrastructure Management (USA) Inc. (“MIMUSA”), to serve as chief financial officer of the Company.  The board of directors of the Company has approved the secondment and elected Mr. Stewart chief financial officer effective June 30, 2015. Mr. Stewart will succeed Todd Weintraub, who is resigning his position as chief financial officer of the Company effective as of the same date.

Mr. Stewart, age 37, joined the Company in April 2014 and has served as asset director for the Company’s Atlantic Aviation business since that time. In addition, he has led various projects including the build out of the Company’s Contracted Power and Energy segment.  From 2009 through 2013, Mr. Stewart served as senior vice president and management partner at Global Tower Partners, then a Macquarie Group Limited (“Macquarie”) affiliated private real estate investment trust owning and operating cellular communications towers in the U.S., Mexico, Costa Rica and Panama. At Global Tower Partners he led the firm’s debt and equity financings, business planning, capital expenditure initiatives and financial planning and analysis functions. Prior to joining Global Tower Partners, Mr. Stewart was employed by Macquarie with responsibility for listed media and telecommunications investments in North America.

Mr. Weintraub will remain employed by Macquarie and seconded to the Company through December 31, 2015 to assist in the orderly transitioning of responsibilities to Mr. Stewart.  He has also agreed to continue to serve as a member of the boards of directors of the Company’s Atlantic Aviation and IMTT subsidiaries on an ongoing basis.

Concurrently with the appointment of Mr. Stewart, Robert Choi, age 37, will be appointed principal accounting officer of the Company. Mr. Choi has served as the Company’s controller and vice president of financial reporting since November 2008.  Prior to joining Macquarie, Mr. Choi was responsible for external financial reporting at Time Warner, Inc. and, prior to that, Citigroup. Mr. Choi is a certified public accountant admitted in the State of New York.

Mr. Stewart is being seconded to the Company by MIMUSA in accordance with the terms of the Company’s management services agreement with MIMUSA and is compensated by Macquarie in accordance with such agreement.  Mr. Choi is an employee of, and is compensated by, Macquarie.

A copy of the press release issued by the Company on June 18, 2015 with respect to these appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated June 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

Date:	June 22, 2015	By:	/s/ James Hooke
		Name:	James Hooke
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated June 18, 2015